$1,265,000,000
                              THE MONEY STORE INC.
                The Money Store Trust Asset Backed Certificates,
                                  Series 1998-A
                                PRICING AGREEMENT
                                                               March 26, 1998


Prudential Securities                            Lehman Brothers Inc.
Incorporated                                     Three World Financial Center
One New York Plaza                               New York, New York 10285
New York, New York 10292



          Reference is made to the Underwriting Agreement, dated March 26, 1998 (the "Underwriting Agreement"), relating to $1,265,000,000 aggregate principal amount of The Money Store Trust Asset Backed Certificates, Series 1998-A, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class AF-7, Class AF-8, Class AF-9 (collectively, the "Pool I Certificates"), Class AV (the "Pool II Certificates"), Class AH-1, Class AH-2, Class AH- 3, Class AH-4, Class AF-5, Class MH-1, Class MH-2, and Class BH (collectively, the "Pool III Certificates," and together with the Pool I Certificates and the Pool II Certificates, the "Offered Certificates"). Pursuant to the Underwriting Agreement, The Money Store Inc. (the "Company") agrees with Prudential Securities Incorporated and Lehman Brothers Inc., as representatives of the Underwriters, that the Initial Class Certificate Balance and the Pass-Through Rates, shall be as follows:

                                      Initial Class                    Pass-
                                      Certificate                      Through
  Class                               Balance                          Rate(1)
   -----                               --------                        -------
Class AF-1                            $131,000,000                       6.350%
Class AF-2                             $66,000,000                       6.205%
Class AF-3                            $120,000,000                       6.130%
Class AF-4                             $45,000,000                       6.225%
Class AF-5                             $59,000,000                       6.370%
Class AF-6                             $43,000,000                       6.470%
Class AF-7                             $49,000,000                       6.870%
Class AF-8                             $30,000,000                       6.245%
Class AF-9                             $27,000,000                       6.400%
Class AV                              $530,000,000                          (2)
Class AH-1                             $55,523,000                       6.355%
Class AH-2                             $12,685,000                       6.200%
Class AH-3                             $29,307,000                       6.175%
Class AH-4                             $10,406,000                       6.395%
Class AH-5                             $18,510,000                       6.910%
Class MH-1                             $12,375,000                       6.885%
Class MH-2                             $12,581,000                       7.230%
Class BH                               $13,613,000                       7.965%
Total                               $1,265,000,000


          The Offered Certificates will be offered by the Underwriters to the public from time to time, in negotiated transactions or otherwise, at varying prices to be determined at the time of sale.

--------
 (1) Interest will accrue at the applicable Pass-Through Rate from March 1, 1998 for each Class of Pool I and Pool III Certificates and from March 15, 1998 for the Class AV Certificates.

 (2) The Pass-Through Rate for the Class AV Certificates will adjust on one-month LIBOR, as described in the Prospectus Supplement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among each of the Underwriters and the Company in accordance with its terms. Very truly yours,

                                             THE MONEY STORE INC.

                                             By:/s/ Michael H. Benoff
                                                Name:  Michael H. Benoff
                                                Title: Executive Vice President


                                             THE ORIGINATORS LISTED ON
                                             ANNEX A HERETO

                                             By:/s/ Michael H. Benoff
                                                Name:  Michael H. Benoff
                                                Title: Senior Vice President

CONFIRMED AND ACCEPTED, as of
the date first above written:


PRUDENTIAL SECURITIES INCORPORATED

By:  /s/ Evan J. Mitnick
     Name: Evan J. Mitnick
     Title: Vice President


Acting on behalf of themselves
and as the representative of the
Underwriters of the Pool I and
Pool II Certificates.

CONFIRMED AND ACCEPTED, as of
the date first above written:


LEHMAN BROTHERS INC.

By: /s/ Martin P. Harding
    Name: Martin P. Harding
    Title: Managing Director

Acting on behalf of themselves
and as the representative of
the Underwriters of the Pool III
Certificates